UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

The Orchard Enterprises, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-51761	20-3365526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 East 4th Street 3rd Floor New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code): (212) 201-9280

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 16, 2010, The Orchard Enterprises, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of March 15, 2010 (the “Merger Agreement”) with Dimensional Associates, LLC (“Dimensional”) and Orchard Merger Sub, Inc., a wholly owned subsidiary of Dimensional (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”).

Dimensional currently owns approximately 42% of the Company’s outstanding common stock and 99% of the Company’s outstanding Series A Preferred Stock, representing an aggregate of approximately 53% of the Company’s voting securities.  The Board of Directors of the Company approved the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement based on the recommendations of a special committee of independent and disinterested directors (the “Special Committee”).

In the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share, other than (i) outstanding shares of common stock held by Dimensional, its affiliates or Merger Sub, or (ii) with respect to which dissenters rights are properly exercised, will be converted and exchanged into the right to receive:

•	$2.05 in cash; and
•	a contingent right to receive a share of additional consideration (“Additional Consideration”).

The Additional Consideration will be paid, if, on or prior to the six-month anniversary of the consummation of the Merger, Dimensional, the Company or any of their affiliates enters into a commitment (the “Resale Transaction”) to sell at least 80% of the outstanding voting securities of the Company or at least 80% of the assets of the Company.  The Additional Consideration will be an amount equal to 15% of the difference between the enterprise value of the Company in the Resale Transaction and the enterprise value of the Company immediately prior to the consummation of the Merger as calculated in accordance with the terms of the Merger Agreement.

If the Additional Consideration is to be paid, Dimensional will pay such amount to the paying agent, for the benefit of, and distribution to, the Company’s pre-Merger stockholders and, if applicable, the Company’s pre-Merger option and stock appreciation rights holders.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the officers and directors of Merger Sub at the effective time of the Merger will become the officers and directors of the surviving corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.  Also, at the effective time of the Merger, the Amended and Restated Certificate of Incorporation of the surviving corporation as then in effect will be amended and restated as provided in the Merger Agreement until amended in accordance with applicable law.

Consummation of the Merger, which is currently anticipated to occur in the third quarter of the Company’s fiscal year 2010, is subject to certain customary closing conditions, including, among others, (i) the approval and adoption of the Merger and the Merger Agreement by holders of a majority of the Company’s common stock not owned by Dimensional, its affiliates or Merger Sub (the “Minority Stockholders”) at a meeting of the Company’s stockholders to be called to vote on the matter and (ii) the approval of an amendment to the Company’s certificate of incorporation by holders of a majority of the Company’s voting securities. There can be no assurances that the Merger will be approved or consummated.

The Merger Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains customary representations and warranties and covenants for these types of agreements, including, among other things, covenants regarding the conduct of the Company’s business prior to the effective time of the Merger.

The Merger Agreement contains a 30-day “go-shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to an Acquisition Proposal (as defined in the Merger Agreement) through April 14, 2010.  The Special Committee has retained Craig-Hallum Capital Group LLC to coordinate its solicitation activities during the go-shop period. After April 14, 2010, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals or provide information or engage in discussions with third parties.

However, if the Company at any time receives an Acquisition Proposal from a third party that the Special Committee determines constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined in the Merger Agreement), the Special Committee may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied.

The Company’s Board of Directors (consistent with the recommendation of the Special Committee) may withdraw or change its recommendation to the Company’s stockholders with respect to the Merger if the Board of Directors of the Company has received a Superior Proposal and/or determines that to do otherwise would reasonably be expected to be inconsistent with its fiduciary duties. In addition, subject to certain requirements, the Company may terminate the Merger Agreement and enter into an agreement with a third party who makes a Superior Proposal.

If the Merger Agreement is terminated under specified circumstances, including the failure of the Company’s Minority Stockholders to approve and adopt the Merger Agreement, the Company may be required to reimburse Dimensional’s actual out-of-pocket expenses in connection with the proposed Merger up to $350,000.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.  The Merger Agreement has been included to provide the Company’s stockholders and investors with information regarding its terms.  It is not intended to provide any factual information about the parties.

The representations, warranties and covenants of the Company set forth in the Merger Agreement (1) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (2) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to Dimensional and Merger Sub in connection with the Merger Agreement, (3) will not survive consummation of the Merger, (4) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (5) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (6) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts.  The Company’s stockholders and investors are not third party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

The Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed Merger and to mail a definitive proxy statement and other relevant documents to the Company’s stockholders.  Stockholders of the Company and other interested persons are advised to read, when available, the Company’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for the stockholders meeting to be held to approve the Merger and the Merger Agreement because these proxy statements will contain important information about the Company, Dimensional and the proposed Merger.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Merger and the Merger Agreement.  Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Attention: Secretary, The Orchard Enterprises, Inc., 23 East 4th Street, 3rd Floor, New York, New York 10003.

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders.  A list of the names of those directors and the executive officers and descriptions of their interests in the Company is contained in the Company’s proxy statement dated April 29, 2009, and the Company’s Form 8-K dated February 22, 2010, which are filed with the SEC, and will also be contained in the Company’s proxy statement when it becomes available.  The Company’s stockholders may obtain additional information about the interests of its directors and executive officers in the Merger by reading the Company’s proxy statement when it becomes available.

Item 8.01 Other Events.

The Company issued a press release dated March 16, 2010 announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger among The Orchard Enterprises, Inc., Dimensional Associates, LLC and Orchard Merger Sub, Inc., dated as of March 15, 2010
99.1	Press Release dated March 16, 2010

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Orchard Enterprises, Inc.

Date: March 16, 2010	By:	/s/ Bradley Navin
Name: Bradley Navin
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger among The Orchard Enterprises, Inc., Dimensional Associates, LLC and Orchard Merger Sub, Inc., dated as of March 15, 2010
99.1	Press Release dated March 16, 2010